EXHIBIT 2.12


                                    GUARANTEE


TO:   NOVA SCOTIA BUSINESS DEVELOPMENT CORPORATION

                                     PART I

      FOR VALUABLE CONSIDERATION, the undersigned (herein referred to as the "Guarantor"), hereby guarantees payment to NOVA SCOTIA BUSINESS DEVELOPMENT CORPORATION (NSBDC) forthwith after demand therefor as hereinafter provided of the liabilities which ITC CANADA LIMITED (herein referred to as the "Borrower") has incurred or is under or may incur or be under to NSBDC, whether arising from dealings between NSBDC and the borrower or from any other dealings by which the borrower may become in any manner whatever liable to NSBDC.

      AND THE GUARANTOR AGREES

      (1) THAT if more than one Guarantor executes this instrument the provisions hereof shall be read with all grammatical changes thereby rendered necessary and each reference to the Guarantor shall include the undersigned and each and every one of them severally and this guarantee and all covenants and agreements herein contained shall be deemed to be joint and several.

      (2) THAT NSBDC may grant extensions of time or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with the borrower and other parties and securities as NSBDC may reasonably see fit, and may apply all moneys received from the borrower or others, or form securities, upon such part of the borrower's liability as it may think best, without prejudice to or in any way limiting or lessening the liability of the Guarantor under this guarantee.

      (3) THAT NSBDC shall not be bound to exhaust its recourse against the borrower or other parties or the securities it may hold before being entitled to payment from the Guarantor under this guarantee.

      (4) THAT any loss of or in respect of securities received by NSBDC from the borrower or any other person whether occasioned through the fault of NSBDC or otherwise shall not discharge pro tanto or limit or lessen the liability of the Guarantor under this guarantee.

      (5) THAT this shall be a continuing guarantee and shall cover present liabilities (if any) of the borrower to NSBDC and all liabilities incurred after the date hereof with respect to the loan and royalty agreement referred to in the letter form NSBDC to the Borrower dated September 16, 1998, a copy of which is attached and shall apply to and secure any ultimate balance due or remaining due to NSBDC and shall be binding as a continuing security on the Guarantor until all obligations of the Borrow with respect to the said loan and royalty agreement have been fully performed.

      (6) THAT any change or changes in the name of the borrower, or (if the borrower be a partnership) any change or changes in the membership of the borrower's firm by death or by the retirement of one or more of the partners or by the introduction of one or more other partners shall not affect or in any way limit or lessen the liability of the Guarantor hereunder and this guarantee shall extend to the person, firm or corporation acquiring or from time to time carrying on the business of the borrower.

      (7) THAT all moneys, advances, renewals and credits in fact borrowed or obtained from NSBDC by the Borrower shall be deemed to form part of the liabilities hereby guaranteed notwithstanding any incapacity, disability or lack or limitation of status or of power of the borrower or of the directors, partners or agents thereof, or that the borrower may not be a legal entity, or any irregularity, defect or informality in the borrowing or obtaining of such moneys, advances, renewals or credits; and any amount which may not be recoverable from the Guarantor on the footing of a guarantee shall be recoverable from the Guarantor as principal debtor in respect thereof and shall be paid to NSBDC after demand therefor as hereinafter provided.

      (8) THAT any account settled or stated by or between NSBDC and the borrower shall be accepted by the Guarantor as conclusive evidence that the balance or amount thereby appearing due by the borrower to NSBDC is so due.

      (9) THAT should NSBDC receive from the Guarantor a payment or payments in full or on account of the liability under this guarantee, the Guarantor shall not be entitled to claim repayment against the borrower or the borrower's estate until NSBDC's claims against the borrower have been paid in full; and in case of liquidation, winding up or bankruptcy of the borrower (whether voluntary or compulsory) or in the event that the borrower shall make a bulk sale of any of the borrower's assets within the bulk transfer provisions of any applicable legislation or any composition with creditors or scheme or arrangements, NSBDC shall have the right to rank for its full claim and receive all dividends or other payments in respect thereof until its claim has been paid in full and the Guarantor shall continue liable, up to the amount guaranteed, less any payments made by the Guarantor, for any balance which may be owing to NSBDC by the borrower; and in the event of the valuation by NSBDC of any of its securities and/or retention thereof by NSBDC, such valuation and/or retention shall not, as between NSBDC and the Guarantor, be considered as a purchase of such securities, or as payment or satisfaction or reduction of the borrower's liabilities to NSBDC, or any part thereof.

      (10) THAT the Guarantor shall make payment to NSBDC of the amount of the liability of the Guarantor forthwith after demand therefor is made in writing and such demand shall be conclusively deemed to have been effectually made when an envelope containing it addressed to the Guarantor at the last address of the Guarantor known to NSBDC is deposited, postage prepaid and registered, in the Post Office and the liability of the Guarantor shall bear interest from the date of such demand at the rate or rates then applicable to the liabilities of the borrower of NSBDC.

                                     PART II

      (11) THAT this instrument is in addition and without prejudice to any securities of any kind (including without limitation guarantees and postponement agreements whether or not in the same form as this instrument) now or hereafter held by NSBDC.

      (12)  THAT  there  are  not  representations,   collateral  agreements  or
conditions with respect to this instrument or affecting the Guarantor's liability hereunder other than as contained herein.

      (13) THAT this instrument shall be construed in accordance with the laws of Nova Scotia, and the Guarantor agrees that any legal suit, action or proceeding arising out of or relating to this instrument may be instituted in the courts of such province or territory, and the Guarantor hereby accepts and irrevocably submits to the jurisdiction of the said courts and acknowledges their competence and agrees to be bound by any judgment thereof, provided that nothing herein shall limit NSBDC's right to bring proceedings against the Guarantor elsewhere.

      (14) THAT this instrument shall extend to and enure to the benefit of the successors and assigns of NSBDC, and shall be binding upon the Guarantor and the heirs, executors, administrators and successors of the Guarantor.

      GIVEN UNDER SEAL at Virginia, this 22nd day of September, 1998.


WITNESS:                            )     ITC LEARNING CORPORATION
                                    )
                                    )
                                    )
  /s/ Christina R. Mexicotte        )     PER: /s/  Christopher E. Mack
--------------------------          )          ----------------------------
                                    )
                                    )
                                    )     PER: ____________________________

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                                          ITC LEARNING CORPORATION




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                                                 GUARANTEE

                        --------------------------------------------------------

                        Robert  G.  MacKeigan
                        Cox  Hanson   O'Reilly   Matheson
                        Barristers  and  Solicitors
                        Suite 1100,  Purdy's  Wharf Tower One
                        1959  Upper  Water  Street
                        PO Box  2380,  Stn Central RPO
                        Halifax NS B3J 3E5